Exhibit 99.1

Curtiss-Wright Reports Second Quarter 2020 Financial Results and Reinitiates Full-Year 2020 Guidance

Q2 Results Reflect Solid Defense Market Sales Growth and Benefits of Cost Containment Actions

Expect Strong FY’20 Free Cash Flow Generation

Maintain Healthy Balance Sheet with Ample Liquidity

DAVIDSON, N.C.--(BUSINESS WIRE)--August 3, 2020--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights:

  Reported diluted earnings per share (EPS) of $0.74, with Adjusted diluted EPS of $1.31;
  Reported free cash flow (FCF) of $130 million, up 71% compared to the prior year period, with Adjusted FCF of $136 million, up 70%, and Adjusted FCF conversion of 247%;
  Net sales of $550 million, down 14%, with defense market sales up 5%;
  New orders of $620 million, up 3%, led by strong growth in naval defense;
  Reported operating income of $55 million, down 48%, with Reported operating margin of 10.1%, down 640 basis points; and
  Adjusted operating income of $79 million, down 27%, with Adjusted operating margin of 14.3%, down 250 basis points.

“Our second quarter performance reflects our team’s ability to take swift action and effectively manage the business in this exceptionally challenging environment,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation. “Across Curtiss-Wright, we continue to take the necessary steps to protect the health and safety of our employees and ensure the continuity of our operations. Our results reflect solid sales growth in our defense markets, the benefits of our ongoing cost containment initiatives and strong free cash flow which produced a robust free cash flow conversion of 247% in the quarter.

“Looking ahead to the remainder of 2020, we expect continued overall growth in our defense markets, which remain strong, along with sequential improvement in our commercial markets, as we slowly rebound from lower second quarter demand resulting from the COVID-19 pandemic. We are increasing and accelerating difficult, but essential, restructuring actions aimed at mitigating the challenging conditions within our commercial end markets. As a result, we now anticipate $35 million in restructuring costs in 2020 to generate $40 million in annualized savings, which is expected to benefit our performance for the remainder of 2020 and in 2021.

“Our balanced portfolio, along with the anticipated cost savings generated by these actions, provides the necessary confidence to reinitiate our full-year 2020 guidance. Further, it supports our ability to generate strong Adjusted free cash flow of $350 to $380 million. Overall, we remain focused on executing on our long-term strategy to deliver significant value for our shareholders.”

Full-Year 2020 Adjusted Guidance (compared to Full-Year 2019 Adjusted Actuals):

  Overall sales expected to be down 4% to 6%; Defense market growth remains in-line with prior guidance at 8% to 10%;
  Adjusted operating income expected to be down 5% to 8%;
  Adjusted operating margin expected to be down 30 to 50 basis points to new range of 16.0% to 16.2%, as cost containment actions expected to partially offset impact of decline in sales volume;
  Adjusted diluted EPS range of $6.60 to $6.85, with approximately 40% of full-year 2020 EPS expected to be recognized in the fourth quarter;
  Adjusted FCF guidance range of $350 to $380 million, with Adjusted FCF conversion increasing to approximately 130%; and
  The Company now anticipates $35 million in restructuring costs in 2020 to generate $40 million in annualized savings, which is expected to benefit our performance for the remainder of 2020 and in 2021; this exceeds the original expectations of $28 million in restructuring costs in 2020 to generate $20 million in annualized savings which were to begin in 2021.

Financing of $300 Million in Senior Notes:

  During the second quarter, the Company priced a private placement debt offering of $300 million for senior notes, consisting of $150 million 3.10% notes due 2030 and $150 million 3.20% notes due 2032; The offering is expected to close on August 13, 2020; and
  Curtiss-Wright maintains a flexible and conservative capital structure, including significant dry powder for acquisitions and other corporate needs.

Second Quarter 2020 Operating Results

(In millions)	2Q-2020	2Q-2019	Change
Sales	$550.0	$639.0	(14%)
Reported operating income	$55.3	$105.7	(48%)
Adjustments (1)	23.2	2.0
Adjusted operating income (1)	$78.5	$107.7	(27%)
Adjusted operating margin (1)	14.3%	16.8%	(250 bps)
(1)

Adjusted results exclude $15 million in restructuring costs, a non-cash impairment of capitalized development costs related to a commercial aerospace program, one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions, and one-time transition and IT security costs associated with the relocation of our DRG business.

  Sales of $550 million, down $89 million, or 14%, compared to the prior year (down 17% organic, up 3% acquisitions);
  Sales to the defense markets increased 5%, led by solid growth in aerospace and naval defense, while sales to the commercial markets decreased 29%, due to reduced demand in the general industrial, commercial aerospace and power generation markets resulting from the widespread impact of the COVID-19 pandemic. Please refer to the accompanying tables for an overall breakdown of sales by end market;
  Adjusted operating income was $79 million, down 27%, while Adjusted operating margin decreased 250 basis points to 14.3%, reflecting unfavorable overhead absorption on lower organic revenues in the Commercial/Industrial and Power segments, partially offset by the benefits of our company-wide cost containment actions; and
  Non-segment expenses of $8 million decreased by $2 million, or 21% compared to the prior year, primarily due to lower corporate spending.

Net Earnings and Diluted EPS

(In millions, except EPS)	2Q-2020	2Q-2019	Change
Reported net earnings	$31.0	$80.1	(61%)
Adjustments, net of tax (1)	23.9	1.5
Adjusted net earnings (1)	$54.9	$81.6	(33%)
Reported diluted EPS	$0.74	$1.86	(60%)
Adjustments, net of tax (1)	0.57	0.04
Adjusted diluted EPS (1)	$1.31	$1.90	(31%)
(1)

Adjusted results exclude $15 million in restructuring costs, a non-cash impairment of capitalized development costs related to a commercial aerospace program, one-time inventory step-up, backlog amortization and transaction costs for current and prior year acquisitions, one-time transition and IT security costs associated with the relocation of our DRG business, and a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity.

  Reported net earnings of $31 million, down $49 million, or 61% from the prior year, reflecting lower segment operating income, a non-cash currency translation loss related to the liquidation of a foreign legal entity and a higher effective tax rate;
  Reported diluted EPS of $0.74, down 60% from the prior year, reflecting lower net earnings, partially offset by a lower share count;
  Adjusted net earnings of $55 million, down 33%;
  Adjusted diluted EPS of $1.31, down 31%; and
  Effective tax rate of 27.4%, an increase from 22.7% in the prior year quarter, primarily due to the aforementioned foreign currency translation loss.

Free Cash Flow

(In millions)	2Q-2020	2Q-2019	Change
Net cash provided by operating activities	$140.4	$92.2	52%
Capital expenditures	(10.7)	(16.4)	35%
Reported free cash flow	$129.7	$75.8	71%
Adjustment to capital expenditures (DRG facility investment) (1)	2.0	4.0	(50%)
Restructuring (1)	4.1	-	-
Adjusted free cash flow (1)	$135.8	$79.8	70%
(1)

Adjusted free cash flow excludes a capital investment related to the new, state-of-the-art naval facility principally for DRG which impacted both periods, and the cash impact from restructuring in the current period.

  Reported free cash flow was $130 million, an increase of $54 million compared to the prior year, principally driven by higher collections, timing of tax payments and a reduction in capital expenditures, partially offset by lower cash earnings;
  Capital expenditures decreased $6 million to $11 million compared to the prior year, primarily due to lower capital investments within the Power segment; and
  Adjusted free cash flow, which excludes restructuring in the current period, as well as the DRG facility investment in the current and prior year periods, improved by $56 million, or 70%, to $136 million.

New Orders and Backlog

  New orders of $620 million increased 3% compared with the prior year period, led by strong organic growth in naval defense for aircraft carrier and submarine platforms, which more than offset reduced demand in the commercial markets; and
  Backlog of $2.2 billion increased 1% from December 31, 2019.

Share Repurchase and Dividends

  During the second quarter, the Company repurchased 132,443 shares of its common stock for approximately $13 million;
  Year-to-date, the Company repurchased 1.2 million shares for approximately $125 million, which included a $100 million opportunistic share repurchase program executed in March; and
  The Company also declared a quarterly dividend of $0.17 a share, unchanged from the previous quarter.

Second Quarter 2020 Segment Performance

Commercial/Industrial

(In millions)	2Q-2020	2Q-2019	Change
Sales	$213.6	$292.9	(27%)
Reported operating income	$14.4	$51.4	(72%)
Adjustments (1)	7.7	-
Adjusted operating income (1)	$22.1	$51.4	(57%)
Adjusted operating margin (1)	10.3%	17.5%	(720 bps)
(1)	Adjusted results exclude restructuring costs and one-time backlog amortization and transaction costs for current year acquisition.
  Sales of $214 million, down $79 million, or 27%, compared to the prior year (down 28% organic, up 1% acquisition), primarily due to reduced demand resulting from the impact of the COVID-19 pandemic, though order activity sequentially improved as the quarter progressed;
  Lower commercial aerospace market revenues principally reflect reduced OEM sales of actuation and sensors equipment, as well as surface treatment services;
  General industrial market sales declines reflect reduced demand for industrial vehicle, valve and controls products, as well as surface treatment services;
  Reported operating income was $14 million, with Reported operating margin of 6.7%; and
  Adjusted operating income was $22 million, while Adjusted operating margin decreased 720 basis points to 10.3%, reflecting unfavorable absorption on lower revenues across our commercial markets, partially offset by the benefits of our cost containment initiatives.

Defense

(In millions)	2Q-2020	2Q-2019	Change
Sales	$170.0	$158.5	7%
Reported operating income	$27.9	$32.6	(15%)
Adjustments (1)	8.9	0.9
Adjusted operating income (1)	$36.8	$33.5	10%
Adjusted operating margin (1)	21.6%	21.0%	60 bps
(1)

Adjusted results exclude restructuring costs, a non-cash impairment of capitalized development costs related to a commercial aerospace program, and one-time backlog amortization and transaction costs for current and prior year acquisitions.

  Sales of $170 million, up $11 million, or 7%, compared to the prior year (down 2% organic, up 9% acquisition);
  Higher aerospace defense market revenues principally reflect increased sales of embedded computing equipment on various Intelligence, Surveillance and Reconnaissance (ISR) programs, including fighter jets and Unmanned Aerial Vehicle (UAV) platforms;
  Strong naval defense market revenue growth was due to higher sales of valves on the Virginia class submarine program as well as the contribution from the 901D acquisition;
  Reduced ground defense market revenues reflect lower sales on domestic and international tank platforms;
  Lower commercial aerospace market revenues reflect lower sales of flight test instrumentation equipment;
  Reported operating income was $28 million, with Reported operating margin of 16.4%; and
  Adjusted operating income was $37 million, up 10% from the prior year, while Adjusted operating margin increased 60 basis points to 21.6%, primarily reflecting the contribution from the 901D acquisition and the benefits of our cost containment actions.

Power

(In millions)	2Q-2020	2Q-2019	Change
Sales	$166.4	$187.6	(11%)
Reported operating income	$21.3	$32.0	(34%)
Adjustments (1)	6.5	1.2
Adjusted operating income (1)	$27.8	$33.2	(16%)
Adjusted operating margin (1)	16.7%	17.7%	(100 bps)
(1)	Adjusted results exclude restructuring costs and one-time transition and IT security costs associated with the relocation of our DRG business.
  Sales of $166 million, down $21 million, or 11%, compared to the prior year;
  Lower naval defense market revenues reflect production timing, as we completed the transition of our DRG business from New York to South Carolina in the second quarter and expect a steady, sequential ramp up to full production in the second half of the year; In addition, lower service center sales were partially offset by increased Columbia class submarine revenues;
  Reduced power generation market sales principally reflect lower domestic and international aftermarket revenues; and
  Reported operating income was $21 million, with Reported operating margin of 12.8%; and
  Adjusted operating income was $28 million, down 16%, while Adjusted operating margin decreased 100 basis points to 16.7%, reflecting unfavorable overhead absorption on lower naval defense and power generation revenues, partially offset by the benefits of our cost containment actions.

**********

A more detailed breakdown of the Company’s 2020 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules.

Conference Call & Webcast Information

The Company will host a conference call to discuss its second quarter financial results and business outlook at 10:00 a.m. ET on Tuesday, August 4, 2020. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2020	2019	$	%	2020	2019	$	%

Product sales	$466,445	$532,253	$(65,808)	(12%)	$964,374	$1,003,852	$(39,478)	(4%)
Service sales	83,602	106,743	(23,141)	(22%)	186,904	213,458	(26,554)	(12%)
Total net sales	550,047	638,996	(88,949)	(14%)	1,151,278	1,217,310	(66,032)	(5%)

Cost of product sales	309,152	342,726	(33,574)	(10%)	639,965	654,682	(14,717)	(2%)
Cost of service sales	54,869	66,226	(11,357)	(17%)	124,708	135,711	(11,003)	(8%)
Total cost of sales	364,021	408,952	(44,931)	(11%)	764,673	790,393	(25,720)	(3%)

Gross profit	186,026	230,044	(44,018)	(19%)	386,605	426,917	(40,312)	(9%)

Research and development expenses	18,269	18,900	(631)	(3%)	36,576	36,141	435	1%
Selling expenses	25,193	30,693	(5,500)	(18%)	56,781	62,170	(5,389)	(9%)
General and administrative expenses	76,606	74,766	1,840	2%	153,264	150,876	2,388	2%
Restructuring expenses	10,609	—	10,609	NM	12,189	—	12,189	NM

Operating income	55,349	105,685	(50,336)	(48%)	127,795	177,730	(49,935)	(28%)

Interest expense	8,515	7,960	555	7%	16,004	15,232	772	5%
Other income, net	(4,105)	5,871	(9,976)	(170%)	1,427	11,349	(9,922)	(87%)

Earnings before income taxes	42,729	103,596	(60,867)	(59%)	113,218	173,847	(60,629)	(35%)
Provision for income taxes	(11,711)	(23,524)	11,813	(50%)	(30,439)	(38,182)	7,743	(20%)
Net earnings	$31,018	$80,072	$(49,054)	(61%)	$82,779	$135,665	$(52,886)	(39%)

Net earnings per share:
Basic earnings per share	$0.75	$1.87			$1.97	$3.17
Diluted earnings per share	$0.74	$1.86			$1.95	$3.15

Dividends per share	$0.17	$0.17			$0.34	$0.32

Weighted average shares outstanding:
Basic	41,629	42,758			42,092	42,776
Diluted	41,855	43,024			42,362	43,038

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	June 30,	December 31,	Change
	2020	2019	%
Assets
Current assets:
Cash and cash equivalents	$155,383	$391,033	(60)%
Receivables, net	598,340	632,194	(5)%
Inventories, net	461,902	424,835	9%
Other current assets	51,584	81,729	(37)%
Total current assets	1,267,209	1,529,791	(17)%
Property, plant, and equipment, net	381,226	385,593	(1)%
Goodwill	1,197,194	1,166,680	3%
Other intangible assets, net	489,208	479,907	2%
Operating lease right-of-use assets, net	157,526	165,490	(5)%
Prepaid pension asset	123,695	—	NM
Other assets	26,613	36,800	(28)%
Total assets	$3,642,671	$3,764,261	(3)%

Liabilities
Current liabilities:
Accounts payable	171,842	222,000	(23)%
Accrued expenses	128,800	164,744	(22)%
Income taxes payable	7,177	7,670	(6)%
Deferred revenue	263,110	276,115	(5)%
Other current liabilities	91,049	74,202	23%
Total current liabilities	661,978	744,731	(11)%
Long-term debt	834,802	760,639	10%
Deferred tax liabilities, net	92,941	80,159	16%
Accrued pension and other postretirement benefit costs	90,004	138,635	(35)%
Long-term operating lease liability	137,213	145,124	(5)%
Long-term portion of environmental reserves	15,271	15,026	2%
Other liabilities	97,167	105,575	(8)%
Total liabilities	1,929,376	1,989,889	(3)%

Stockholders' equity
Common stock, $1 par value	49,187	49,187	—%
Additional paid in capital	118,467	116,070	2%
Retained earnings	2,565,727	2,497,111	3%
Accumulated other comprehensive loss	(342,681)	(325,274)	(5)%
Less: cost of treasury stock	(677,405)	(562,722)	(20)%
Total stockholders' equity	1,713,295	1,774,372	(3)%

Total liabilities and stockholders' equity	$3,642,671	$3,764,261	(3)%

NM - not meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2020	2019	%	2020	2019	%
Sales:
Commercial/Industrial	$213,648	$292,900	(27%)	$478,016	$562,758	(15%)
Defense	169,955	158,492	7%	336,066	292,275	15%
Power	166,444	187,604	(11%)	337,196	362,277	(7%)

Total sales	$550,047	$638,996	(14%)	$1,151,278	$1,217,310	(5%)

Operating income (expense):
Commercial/Industrial	$14,366	$51,376	(72%)	$49,353	$86,581	(43%)
Defense	27,872	32,607	(15%)	56,576	53,339	6%
Power	21,259	31,983	(34%)	41,881	57,364	(27%)

Total segments	$63,497	$115,966	(45%)	$147,810	$197,284	(25%)
Corporate and other	(8,148)	(10,281)	21%	(20,015)	(19,554)	(2%)

Total operating income	$55,349	$105,685	(48%)	$127,795	$177,730	(28%)

Operating margins:
Commercial/Industrial	6.7%	17.5%	(1,080 bps)	10.3%	15.4%	(510 bps)
Defense	16.4%	20.6%	(420 bps)	16.8%	18.2%	(140 bps)
Power	12.8%	17.0%	(420 bps)	12.4%	15.8%	(340 bps)
Total Curtiss-Wright	10.1%	16.5%	(640 bps)	11.1%	14.6%	(350 bps)

Segment margins	11.5%	18.1%	(660 bps)	12.8%	16.2%	(340 bps)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Change			Change
	2020	2019	%	2020	2019	%
Defense markets:
Aerospace	$109,305	$104,426	5%	$211,133	$183,213	15%
Ground	20,029	26,394	(24%)	42,686	47,151	(9%)
Naval	164,941	149,853	10%	330,633	280,941	18%
Total Defense	$294,275	$280,673	5%	$584,452	$511,305	14%

Commercial markets:
Aerospace	$71,084	$108,000	(34%)	$171,765	$211,222	(19%)
Power Generation	76,202	93,171	(18%)	160,550	189,652	(15%)
General Industrial	108,486	157,152	(31%)	234,511	305,131	(23%)
Total Commercial	$255,772	$358,323	(29%)	$566,826	$706,005	(20%)

Total Curtiss-Wright	$550,047	$638,996	(14%)	$1,151,278	$1,217,310	(5%)

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes significant restructuring costs in 2020 associated with its operations, including one-time actions taken in response to COVID-19, a non-cash impairment of capitalized development costs related to a commercial aerospace program, first year purchase accounting costs associated with its acquisitions, as well as one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Power segment. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency to the investment community in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share (EPS) under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the current year period; (iii) the non-cash impairment of capitalized development costs related to a commercial aerospace program; and (iv) significant restructuring costs in 2020 associated with its operations.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	June 30,
	2020 vs. 2019
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(28%)	(59%)	(2%)	(11%)	(11%)	(14%)	(17%)	(35%)
Acquisitions	1%	0%	9%	(1%)	0%	0%	3%	(1%)
Restructuring	0%	(14%)	0%	(5%)	0%	(20%)	0%	(13%)
Foreign Currency	0%	1%	0%	2%	0%	0%	0%	1%
Total	(27%)	(72%)	7%	(15%)	(11%)	(34%)	(14%)	(48%)

	Six Months Ended
	June 30,
	2020 vs. 2019
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(16%)	(35%)	5%	10%	(7%)	(14%)	(8%)	(19%)
Acquisitions	1%	0%	10%	(1%)	0%	0%	3%	0%
Restructuring	0%	(9%)	0%	(5%)	0%	(13%)	0%	(10%)
Foreign Currency	0%	1%	0%	2%	0%	0%	0%	1%
Total	(15%)	(43%)	15%	6%	(7%)	(27%)	(5%)	(28%)

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) a capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from restructuring in 2020. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations. Adjusted free cash flow conversion is defined as Adjusted free cash flow divided by Adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$140,367	$92,244	$(52,209)	$40,386
Capital expenditures	(10,687)	(16,437)	(29,324)	(33,471)
Free cash flow	$129,680	$75,807	$(81,533)	$6,915
Voluntary pension contribution	—	—	150,000	—
Adjustment to capital expenditures (DRG facility investment)	1,998	4,039	9,675	9,162
Restructuring	4,076	—	4,741	—
Adjusted free cash flow	$135,754	$79,846	$82,883	$16,077
Adjusted free cash flow conversion	247%	100%	74%	12%

CURTISS-WRIGHT CORPORATION
2020 Guidance
As of August 3, 2020
($'s in millions, except per share data)
	2019 Reported (GAAP)	2019 Adjustments (1) (Non-GAAP)	2019 Adjusted (Non-GAAP)	2020 Reported Guidance (GAAP)		2020 Restructuring Adjustments (2) Non-GAAP)	2020 Other Adjustments (2) (Non-GAAP)	2020 Adjusted Guidance (3)(4)(5) (Non-GAAP)
				Low	High			Low	High	2020 Chg vs 2019 Adjusted
Sales:
Commercial/Industrial	$1,138	$-	$1,138	$935	$965	$-	$-	$935	$965
Defense	626	2	628	675	685	-	-	675	685
Power	724	-	724	740	750	-	-	740	750
Total sales	$2,488	$2	$2,490	$2,350	$2,400	$-	$-	$2,350	$2,400	(4 to 6%)

Operating income:
Commercial/Industrial	$180	$-	$180	$106	$114	$20	$2	$128	$136
Defense	137	2	140	139	142	4	13	156	159
Power	122	4	126	113	116	11	3	127	129
Total segments	439	7	446	358	372	35	18	411	424
Corporate and other	(35)	-	(35)	(35)	(36)	-	-	(35)	(36)
Total operating income	$404	$7	$411	$323	$336	$35	$18	$376	$389	(5 to 8%)

Interest expense	$(31)	$-	$(31)	$(35)	$(36)	$-	$-	$(35)	$(36)
Other income, net	24	-	24	13	14	-	10	23	24
Earnings before income taxes	397	7	403	301	315	35	27	363	377
Provision for income taxes	(89)	(2)	(90)	(71)	(74)	(8)	(6)	(85)	(89)
Net earnings	$308	$5	$313	$230	$241	$27	$21	$278	$289

Diluted earnings per share	$7.15	$0.12	$7.27	$5.47	$5.72	$0.64	$0.50	$6.60	$6.85	(6 to 9%)
Diluted shares outstanding	43.0		43.0	42.1	42.1			42.1	42.1
Effective tax rate	22.4%		22.4%	23.5%	23.5%			23.5%	23.5%

Operating margins:
Commercial/Industrial	15.8%	-	15.8%	11.4%	11.8%	+210 bps	-	13.7%	14.1%	(170 to 210 bps)
Defense	21.9%	+40 bps	22.3%	20.6%	20.8%	+60 bps	+190 bps	23.1%	23.2%	80 to 90 bps
Power	16.9%	+50 bps	17.4%	15.2%	15.4%	+150 bps	+40 bps	17.1%	17.2%	(20 to 30 bps)
Total operating margin	16.2%	+30 bps	16.5%	13.7%	14.0%	+150 bps	+70 bps	16.0%	16.2%	(30 to 50 bps)

Free cash flow (6)	$352	$19	$371	$167	$197	$20	$163	$350	$380
Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2019 and 2020 reporting periods reflects the Corporation’s first quarter 2020 segment reorganization.
(1) 2019 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions (Defense segment), specifically one-time backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business (Power Segment).
(2) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding $35 million in restructuring costs, $11 million in first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, $4 million non-cash impairment of capitalized development costs related to a commercial aerospace program, and $3 million in one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity.
(3) Commercial/Industrial segment 2020 Adjusted guidance excludes $20 million in restructuring costs and $2 million in one-time backlog amortization and transaction costs associated with the acquisition of Dyna-Flo.
(4) Defense segment 2020 Adjusted guidance excludes $4 million in restructuring costs, $9 million in one-time backlog amortization and transaction costs associated with the acquisitions of 901D and IADS, and $4 million non-cash impairment of capitalized development costs related to a commercial aerospace program.
(5) Power segment 2020 Adjusted guidance excludes $11 million in restructuring costs and $3 million in one-time transition and IT security costs related to the relocation of the DRG business.
(6) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2019 Adjusted Free Cash Flow excludes a $19 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $13 million capital investment related to the aforementioned DRG facility.

CURTISS-WRIGHT CORPORATION
2020 Sales Growth Guidance by End Market
As of August 3, 2020

2020 % Change vs 2019
Defense Markets
Aerospace	4 - 6%
Ground	(5 - 7%)
Navy	14 - 16%
Total Defense	8 - 10%

Commercial Markets
Commercial Aerospace	(19 - 21%)
Power Generation	(3 - 5%)
General Industrial	(18 - 20%)
Total Commercial	(14 - 16%)

Total Curtiss-Wright Sales	(4 - 6%)

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,900 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com